UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2011

FURIEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34641	27-1197863
(Commission File Number)	(IRS Employer ID Number)

3900 Paramount Parkway, Suite 150, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 456-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2011 annual meeting of stockholders for Furiex Pharmaceuticals, Inc. was held on May 19, 2011.

At the meeting, our stockholders elected six members to our board of directors for a term expiring at the annual meeting of stockholders in 2012, as follows:

Members	Number of Shares Voted For	Number of Shares Against or Withheld (Includes Abstentions)	Broker Non-Votes
Stuart Bondurant, M.D.	5,562,606	871,565	1,193,081
Peter B. Corr, Ph.D.	5,504,683	929,488	1,193,081
Wendy L. Dixon, Ph.D.	5,017,237	1,416,934	1,193,081
Fredric N. Eshelman, Pharm.D.	5,556,370	877,801	1,193,081
Steven W. Kaldor, Ph.D	5,539,368	894,803	1,193,081
Robert P. Ruscher	5,504,854	929,317	1,193,081

Our stockholders also ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. The vote for such ratification was 7,422,046 shares for and 205,206 shares against (including abstentions).

Our stockholders approved the advisory resolution approving the compensation of our named executive officers as presented in the Company’s proxy statement related to the annual meeting. The vote for such proposal was 5,910,508 shares for, 523,663 shares against (including abstentions) and 1,193,081 broker non-votes.

In the advisory vote on the frequency with which executive compensation will be subject to future advisory stockholder votes, our stockholders approved the option of every year. The vote for such proposal was 5,365,192 shares for every year, 196,717 shares for every two years, 468,604 shares for every three years, 403,658 shares in abstention and 1,193,081 broker non-votes.

In accordance with the Board’s recommendation as set forth in the 2011 Proxy Statement, and based on the voting results for this proposal, the Company determined that an advisory vote to approve the compensation of the named executive officers of the Company will be conducted on an annual basis, unless and until changed, including potentially pursuant to the next advisory vote on this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FURIEX PHARMACEUTICALS, INC.

Date: May 24, 2011	/s/ Marshall H. Woodworth
Marshall H. Woodworth
Chief Financial Officer

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